Exhibit 10.2

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of September 16, 2020, is entered into by and among Pivotal Investment Corporation II, a Delaware corporation (“Parent”), XL Hybrids, Inc., a Delaware corporation (the “Company”), and each undersigned stockholder (any such stockholder, the “Stockholder” and, together with Parent, each a “Party” and collectively, the “Parties”) of the Company. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Reorganization, dated as of September 16, 2020 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and Parent, PIC II Merger Sub Corp., a Delaware corporation (“Merger Sub”), and the Company.

RECITALS

WHEREAS, as of the date of this Agreement, the Stockholder is the record holder, beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over the number of shares of Company Stock (the “Shares”) set forth on the Stockholder’s signature page hereto;

WHEREAS, the Company, Parent and Merger Sub have entered into the Merger Agreement in the form attached hereto as Annex A, which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the DGCL;

WHEREAS, the Stockholder acknowledges that, as a condition and material inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement, Parent has required that concurrently with the execution and delivery of the Merger Agreement, certain Company Stockholders specified in the Merger Agreement enter into this Agreement, agreeing to, among other things, (1) vote all of the Stockholder’s Subject Shares (as defined below) in favor of the adoption of the Merger Agreement (which may be done pursuant to the execution and delivery of a written consent in the form attached hereto as Annex B-1) (each, a “Written Merger Consent”), (2) vote all of the Stockholder’s Subject Shares in favor of the termination of the Third Amended and Restated Stockholders’ Voting Agreement dated as of September 29, 2017, by and among the Company and the Stockholders (as defined therein), as amended by that certain Amendment to Third Amended and Restated Stockholders’ Voting Agreement, dated as of February 6, 2020 (the “Voting Agreement”), the Third Amended and Restated Investor Rights Agreement dated as of September 29, 2017, by and among the Company and the Investors (as defined therein) (the “Rights Agreement”) and the Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 29, 2017 by and among the Company, the Investors (as defined therein) and the Common Holders (as defined therein) (the “Co-Sale Agreement” and together with the Voting Agreement and Rights Agreement, the “Financing Documents”) (which may be done pursuant to the execution and delivery of a written consent in the form attached hereto as Annex B-2) (each, a “Written Termination Consent” and, together with the Written Merger Consent, the “Written Consents”) and (3) to the extent the Stockholder is a holder of Series D Preferred Stock, deliver a signature to the Request for Conversion, and, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement, the Stockholder is willing to enter into this Agreement;

WHEREAS, Parent desires that the Stockholder agree, and the Stockholder is willing to agree, subject to the limitations herein, (1) not to Transfer (as defined below) any of its Shares, (2) to execute and deliver the Written Consents and otherwise vote its Subject Shares (or cause its Subject Shares to be voted) in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (3) to undertake certain additional obligations pursuant to this Agreement;

WHEREAS, to the extent the Stockholder is a holder of Series D Preferred Stock, Parent desires that the Stockholder agree, and the Stockholder is willing to agree, to deliver a signature to the Request for Conversion;

WHEREAS, to the extent the Stockholder is a holder of any Company Convertible Note, Parent desires that the Stockholder agree, and the Stockholder is willing to agree, that the unpaid principal and any unpaid and accrued interest on such Company Convertible Note shall be treated as set forth in Schedule 1.10(c) to the Merger Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder is executing and delivering the Lock-Up Agreement in the form attached hereto as Annex D; and

WHEREAS, Parent and the Stockholder desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE 1

VOTING AND TRANSFER OF SHARES

Section 1.01 Voting.

(a) The Stockholder irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending on the Expiration Date (the “Applicable Period”), at each meeting of the Company Stockholders (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the Company Stockholders (a “Consent Solicitation”), which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery, to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable) that number of Shares set forth on the Stockholder’s signature page hereto and any additional Shares that are hereafter held of record or beneficially owned by the Stockholder (collectively, the “Subject Shares”) that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i) in favor of any proposal for Company Stockholders to adopt the Merger Agreement (including by executing and delivering, and not revoking or attempting or purporting to revoke, the Written Consents) and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger;

(ii) in favor of any proposal to adjourn a Meeting at which there is a proposal for Company Stockholders to adopt the Merger Agreement to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient Shares present in person or represented by proxy at such Meeting to constitute a quorum;

(iii) against any proposal, offer or submission with respect to a competing transaction described in Section 4.3 (No Solicitation) of the Merger Agreement (a “Competing Transaction”) or the adoption of any agreement to enter into a Competing Transaction;

(iv) against any proposal for any amendment or modification of the Company’s Charter Documents that would change the voting rights of any Shares or the number of votes required to approval any proposal, including the vote required to adopt the Merger Agreement; and

(v) against any action, transaction, agreement or proposal that would, or would reasonably be expected to (A) result in a breach of any representation, warranty, covenant or any other obligation or agreement of the Company under the Merger Agreement or any agreement ancillary thereto or the Stockholder under this Agreement or any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled on a timely basis, (B) prevent, delay or impair consummation of the Merger or dilute, in any material respect, the benefit of the Merger to Parent, or (C) facilitate any proposal, offer or submission with respect to a Competing Transaction or any agreement to enter into a Competing Transaction.

(b) To the extent the Stockholder is a holder of Series D Preferred Stock, the Stockholder irrevocably and unconditionally agrees to deliver to the Company its signature to the Request for Conversion set forth on Annex E hereto and to release such signature prior to the Closing when and as requested by the Company.

(c) To the extent the Stockholder is a holder of any Company Convertible Note, the Stockholder irrevocably and unconditionally agrees (i) that the unpaid principal and any unpaid and accrued interest on such Company Convertible Note shall be treated as set forth in Schedule 1.10(c) to the Merger and (ii) to deliver to the Company its signature to the documentation necessary to effect such treatment and to release such signature prior to the Closing when and as requested by the Company.

(d) Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.01 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation. For the avoidance of doubt, nothing contained herein requires the Stockholder (or entitles any proxy of the Stockholder) to convert, exercise or exchange any options, warrants or convertible securities in order to obtain any underlying Shares.

(e) The Stockholder agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.01.

Section 1.02 Proxy and Power of Attorney. The Stockholder, with respect to the Subject Shares, irrevocably grants a proxy appointing the Company and any designee of the Company, and each of them individually and with full power of substitution, as the Stockholder’s true and lawful attorney-in-fact and proxy, for and in the Stockholder’s name, place and stead, to be counted as represented by proxy and vote, at any time during the Applicable Period, each Subject Share as the Stockholder’s proxy, at every Meeting (including at any adjournment or postponement thereof) and to execute and deliver on behalf of the Stockholder any written expression of consent or dissent relating to the Subject Shares and the Company Convertible Notes or the rights of a holder thereof in connection with the matters set forth in Section 1.01 hereof in order to cause the Stockholder to perform the covenants set forth in this Agreement. The proxy described in this Section 1.02, if it becomes effective, is limited solely to the voting of Subject Shares or taking actions with respect to the Company Convertible Notes (or, in each case, expressing consent or dissent in writing with respect to such Subject Shares or Company Convertible Notes) solely in order to cause the Stockholder to perform the covenants set forth in this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02, if it becomes effective, is given in connection with the execution of the Merger Agreement and such irrevocable proxy is given to secure the performance of the obligations of the Stockholder under this Agreement. The proxy described in this Section 1.02, if it becomes effective, is coupled with an interest, including for the purposes of Section 212 of the DGCL, revokes all prior proxies granted by the Stockholder with respect to the Subject Shares and the Company Convertible Notes and is irrevocable, provided that this proxy shall automatically terminate at the Expiration Date. The power of attorney granted by the Stockholder, if it becomes effective, is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of the Stockholder and shall be binding upon the heirs, estate, executors, personal representatives, successors, and assigns of the Stockholder and any other holder of record of the Stockholder’s Subject Shares as to which this proxy has been granted (including any transferee of any such Subject Shares). For Subject Shares or Company Convertible Notes as to which the Stockholder is the beneficial owner but not the holder of record, the Stockholder shall cause any holder of record of such Subject Shares or Company Convertible Notes to grant to the Company a proxy to the same effect as that described in this Section 1.02.

Section 1.03 No Transfers. During the Applicable Period, the Stockholder shall not, directly or indirectly, in one or more transactions, whether by merger, consolidation, division, operation of law, or otherwise (including by succession or otherwise by operation of applicable Legal Requirements): (a) sell, convey, assign, transfer, exchange, pledge, hypothecate or otherwise encumber or dispose of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (b) deposit any Subject Shares or any rights to acquire any securities or equity interests of the Company into a voting trust or enter into a voting agreement or any other arrangement with respect to any Subject Shares or any rights to acquire any securities or equity interests of the Company or, except as otherwise provided in Section 1.02, grant or purport to grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the direct or indirect sale, conveyance, assignment, transfer, exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (d) otherwise grant, permit or suffer the creation of any Liens on any Subject Shares (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” applicable Legal Requirements) or (e) commit or agree to take any of the foregoing actions, provide any consent or approval of any matter that would result in any of the foregoing actions, or discuss, negotiate or make an offer or enter into a commitment, agreement, understanding or similar arrangement to take any of the foregoing actions (any action described in the immediately preceding sentence, a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between the Stockholder and any Affiliate of the Stockholder, (ii) if the Stockholder is an individual, to a trust for the benefit of the Stockholder or to any member of a Stockholder’s immediate family or a trust for the benefit of such immediate family member or (iii) if the Stockholder is an individual, by will, other testamentary document or under the laws of intestacy upon the death of Stockholder, in each case, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Annex C. Any Transfer or action in violation of this Section 1.03 shall be void ab initio. If any involuntary Transfer of any of Subject Shares occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period.

Section 1.04 Stop Transfer. The Stockholder shall not request that the Company register any transfer of any certificate or book-entry Share or other uncertificated interest representing any Subject Shares made in violation of the restrictions set forth in Section 1.02 during the Applicable Period and hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Subject Shares, subject to the provisions hereof; provided, that any such stop transfer order will immediately be withdrawn and terminated by the Company following the termination of this Agreement.

Section 1.05 Waiver of Appraisal Rights. The Stockholder hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and any rights to dissent with respect to the Merger (collectively, “Appraisal Rights”).

Section 1.06 Release of Claims.

(a) Subject to and upon the consummation of the Merger and the receipt of the Per Share Merger Consideration, the Stockholder, and, if the Stockholder is a legal entity, together with the Stockholder’s officers, directors, stockholders, subsidiaries and Affiliates, and each of their respective heirs, representatives, successors and assigns (such persons, the “Releasors”), hereby fully and unconditionally (subject to the receipt of the amounts specified in this paragraph) releases, acquits and forever discharges, to the fullest extent permitted by law, each of the Parent, Merger Sub, the Company, each of their subsidiaries and affiliates and their respective past, present or future officers, directors, employees, counsel and agents, and all Company Stockholders prior to Closing (such persons, the “Releasees”), from and against any and all liabilities, actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, whether known or unknown, asserted or unasserted, suspected or unsuspected, absolute or contingent, unmatured or inchoate, both at law and in equity, which the Stockholder or any of the Releasors ever had, now has or may hereafter have against any of the Releasees, on or by reason of any matter, cause or thing whatsoever that arose prior to the Closing; provided, however, that nothing herein shall be deemed to release (a) any right of the Stockholder to receive the Per Share Merger Consideration pursuant to the Merger Agreement in accordance with the terms thereof, (b) any liabilities of a Releasee in connection with any future transactions between the Parties that are not related to the Merger Agreement or the transactions contemplated thereby, (c) any employment compensation or benefits matter affecting any Releasor in his or her capacity as a director, manager, officer or employee of the Company, its Affiliates or its Subsidiaries and (d) any right of Releasor as an indemnitee, and pursuant to the Merger Agreement.

(b) The Stockholder represents that as to each and every claim released hereunder, the Stockholder has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Stockholder also specifically waives any right or benefits that it has or may have under any similar provision of the statutory or non-statutory law of any other jurisdiction. The Stockholder acknowledges that the Releasors may hereafter discover facts different from or in addition to the facts the Releasors now know or believe to be true with respect to the subject matter of this Agreement; however, the Releasors intend that the general releases herein given shall be and remain in full force and effect, notwithstanding the discovery or existence of any such different or additional facts.

Section 1.07 Public Announcements; Filings; Disclosures.

(a) The Stockholder (and the Stockholder’s controlled Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the Merger Agreement, or the transactions contemplated hereby or thereby, without the prior written consent of Parent (which consent may be withheld in Parent’s sole discretion), except as required by applicable Legal Requirements, in which case the Stockholder shall use its reasonable best efforts to provide Parent and Parent’s legal counsel with a reasonable opportunity to review and comment on such Public Communication in advance of its issuance and shall give reasonable and good faith consideration to any such comments.

(b) The Stockholder hereby consents to and authorizes the Company and Parent to publish and disclose in any Public Communication or in any disclosure required by the SEC and in the Proxy Statement/Prospectus prepared by Parent and filed with the SEC relating to the Special Meeting the Stockholder’s identity and ownership of Subject Shares and the Stockholder’s obligations under this Agreement (the “Stockholder Information”), consents to the filing of this Agreement to the extent required by applicable Legal Requirements to be filed with the SEC or any regulatory authority relating to the Merger, and agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information reasonably requested by Parent.

Section 1.08 Non-Solicitation. The Stockholder acknowledges that the Stockholder has read Section 4.3 of the Merger Agreement. In addition, the Stockholder agrees that the restrictions imposed on the Company pursuant to Section 4.03 of the Merger Agreement shall be binding upon the Stockholder mutatis mutandis and further agrees not to take (and agrees to cause its Affiliates and its and their Representatives not to take), directly or indirectly, any action that would violate Section 4.3 of the Merger Agreement if such action were taken by the Company.

Section 1.09 No Agreement as Director or Officer. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Stockholder to the board of directors of the Company) of the Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company Stockholders.

Section 1.10 Acquisition of Additional Shares. The Stockholder shall promptly notify (and in any event within two Business Days) Parent of the number of any additional Shares with respect to which the Stockholder becomes the holder of record or acquires beneficial ownership, if any, after the execution of this Agreement and before the Expiration Date, which Shares shall, for the avoidance of doubt, automatically become Subject Shares in accordance with Section 1.01.

Section 1.11 No Litigation. The Stockholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Entity (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby (including any claim seeking to enjoin or delay the consummation of the Merger), (b) alleging a breach of any fiduciary duty of any Person or alleging that any Person aided or abetted any breach of any fiduciary duty of any Person in connection with this Agreement or the Merger Agreement or the transactions contemplated thereby or thereby, (c) seeking Appraisal Rights in connection with the Merger or (d) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Stockholder from enforcing the Stockholder’s rights under this Agreement or the Stockholder’s right to receive the Per Share Merger Consideration.

Section 1.12 Further Assurances. The Stockholder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and to take such further actions as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

Section 2.01 Organization; Authorization. In the event the Stockholder is an individual, the Stockholder has full power, right and legal capacity to execute and deliver this Agreement, to grant the proxy described in Section 1.02, and to perform his or her obligations hereunder. In the event the Stockholder is a legal entity, (a) the Stockholder is a legal entity duly organized, validly existing and in good standing under the applicable Legal Requirements of the Stockholder’s jurisdiction of its organization, (b) the Stockholder has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to grant the proxy and power of attorney described in Section 1.02, to perform the Stockholder’s obligations under this Agreement and consummate the transactions contemplated by this Agreement, and (c) no approval by any holder of the Stockholder’s equity interests is necessary to approve this Agreement. This Agreement has been duly authorized, executed and delivered by the Stockholder and, in the event the Stockholder is an individual and is married and any of the Stockholder’s Subject Shares constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid and binding obligation of the Stockholder, this Agreement has been duly authorized, executed and delivered by or on behalf of the Stockholder’s spouse, and this Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.02 Governmental Filings; No Violations; Certain Contracts. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to the Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement) or (iv) conflict with or result in a breach of or constitute a default under any provision of the Stockholder’s governing documents or any agreement (including any voting agreement) to which the Stockholder is a party.

Section 2.03 Litigation. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement (a) there is no action, suit, demand, complaint, litigation, review, audit, hearing, arbitration, proceeding, investigation or similar dispute by or before any Governmental Entity or otherwise pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates and (b) neither the Stockholder nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity.

Section 2.04 Ownership of Company Stock; Voting Power. The Stockholder’s signature page hereto correctly sets forth the number of the Stockholder’s Subject Shares as of the date of this Agreement and, other than such Subject Shares, as of the date of this Agreement, there are no Company securities (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company securities) held of record or beneficially owned by the Stockholder or in respect of which the Stockholder has full voting power. The Stockholder has not made any Transfer of Subject Shares and the Stockholder is the record holder and beneficial owner of all of its Subject Shares and has, and shall have throughout the Applicable Period, good and valid title to the Subject Shares, full voting power and power of disposition with respect to all such Subject Shares free and clear of any liens, security interests, claims, pledges, proxies, options, right of first refusals, voting restrictions, limitations on dispositions, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that (a) may be imposed pursuant to (i) this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (ii) any applicable restrictions on transfer under U.S. state or federal securities or “blue sky” applicable Legal Requirements or (iii) the Company’s Charter Documents or the terms of any customary custody or similar agreement applicable to Subject Shares held in brokerage accounts or (b) would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares other than pursuant to the Merger Agreement or as set forth in the Company’s Charter Documents.

Section 2.05 Reliance. The Stockholder understands and acknowledges that Parent and Merger Sub are relying upon the Stockholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Stockholder contained in this Agreement.

Section 2.06 Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

Section 2.07 Proxy Statement. None of the information supplied or to be supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the Parent Stockholders and at the time of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.08 Other Agreements. The Stockholder has not taken or permitted any action that would or would reasonably be expected to (a) constitute or result in a breach hereof, (b) make any representation or warranty of the Stockholder set forth herein untrue or inaccurate or (c) otherwise restrict, limit or interfere with the performance of this Agreement, the Merger Agreement or the transactions contemplated by this Agreement or the Merger Agreement.

Section 2.09 Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Stockholder’s Subject Shares and has adequate information concerning the business and financial condition of the Company and Parent to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, the Company or any Affiliate of Parent and the Company, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder acknowledges that the Stockholder has received and reviewed this Agreement and the Merger Agreement and has had the opportunity to seek independent legal advice prior to executing this Agreement.

Section 2.10 No Other Representations or Warranties. Except for the representations and warranties made by the Stockholder in this Article 2, neither the Stockholder nor any other Person makes any express or implied representation or warranty to Parent in connection with this Agreement or the transactions contemplated by this Agreement, and the Stockholder expressly disclaims any such other representations or warranties.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder as follows:

Section 3.01 Organization. Parent is a legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.02 Corporate Authority. Parent has all requisite corporate power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.03 No Other Representations or Warranties. Except for the representations and warranties made by Parent in this Article 3, neither Parent nor any other Person makes any express or implied representation or warranty to the Stockholder in connection with this Agreement or the transactions contemplated by this Agreement, and the Stockholder expressly disclaims reliance upon, and the Stockholder acknowledges and agrees that Parent expressly disclaims, any such other representations or warranties.

ARTICLE 4

GENERAL PROVISIONS

Section 4.01 Termination. This Agreement, including the voting agreements contemplated by this Agreement and any proxy granted hereunder if such proxy becomes effective, shall automatically be terminated at the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Article VII thereof; or (c) the effective date of a written agreement duly executed and delivered by Parent and the Stockholder terminating this Agreement; (the date and time at which the earlier of clause (a), (b), and (c) occurs being, the “Expiration Date”); provided, however, that in the case of any termination pursuant to clause (a), Section 1.05 (Waiver of Appraisal Rights), Section 1.06 (Release of Claims), Section 1.07 (Public Announcements; Filings; Disclosure), Section 1.11 (No Litigation) and Section 1.12 (Further Assurances) and this Article 4 shall survive such termination. Nothing set forth in this Section 4.01 or elsewhere in this Agreement shall relieve any Party of any liability or damages to any other Party for any breach of this Agreement by such Party prior to such termination or fraud in connection with, arising out of or otherwise related to the representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

Section 4.02 Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Parent:

Pivotal Investment Corporation II

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: Jonathan J. Ledecky

E-mail: jledecky@hockeyny.com

with a copy to (which shall not constitute notice):

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: David Alan Miller / Jeffrey M. Gallant

E-mail: dmiller@graubard.com / jgallant@graubard.com

and:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Mitchell S. Presser / Omar E. Pringle

E-mail: mpresser@mofo.com / opringle@mofo.com

and:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attention: Sahir Surmeli / Thomas Burton III

E-mail: SSurmeli@mintz.com / TBurton@mintz.com

If to the Stockholder, to the Stockholder’s address set forth on a signature page hereto.

Section 4.03 Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Merger is consummated.

Section 4.04 Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 4.05 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements between the Parties as contemplated by or referred to herein, including the annexes hereto (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties and any of their respective Affiliates with respect to the transactions contemplated hereby; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement and the Merger Agreement.

Section 4.06 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to modify this Agreement to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 4.07 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section shall not be required to provide any bond or other security in connection with any such injunction.

Section 4.08 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 4.09 Consent to Jurisdiction; WAIVER OF TRIAL BY JURY. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court in the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal courts of the United States of America sitting in the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and manner of service of process. Each Party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein. Each of the Parties hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Party hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.10 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party. Subject to the first sentence of this Section, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 4.11 Amendment. This Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

PIVOTAL INVESTMENT CORPORATION II

By:
Name:
Title:

XL HYBRIDS, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

Signature of Stockholder	Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

Printed Name of Stockholder	Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

[Signature of Stockholder’s Spouse]	[Printed Name of Stockholder’s Spouse]

Address of Stockholder:

Series	Shares Owned Beneficially	Shares Held of Record	Shares Over Which the Stockholder has Full Voting Power
Common	[•]	[•]	[•]
Series A	[•]	[•]	[•]
Series B	[•]	[•]	[•]
Series C	[•]	[•]	[•]
Series D	[•]	[•]	[•]

Note: Please indicate class, series and subseries of Shares, as applicable.

[Signature Page to Support Agreement]

Annex A

ANNEX A

MERGER AGREEMENT

[attached]

A-1

Annex B

ANNEX B-1

ACTION

BY WRITTEN CONSENT

OF THE STOCKHOLDERS

OF

XL HYBRIDS, INC.

APPROVING THE MERGER

[attached]

B-1

Annex B

ANNEX B-2

ACTION

BY WRITTEN CONSENT

OF THE STOCKHOLDERS

OF

XL HYBRIDS, INC.

APPROVING THE TERMINATION OF

THE FINANCING DOCUMENTS

[attached]

B-2

Annex C

ANNEX C

FORM OF JOINDER

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support Agreement dated as of [•] [•], 2020 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”) by and between Parent and the Company Stockholder that is party thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [•][•], 20[•]

By:
Name:
Title:

Address for Notices:

With copies to:

C-1

Annex D

ANNEX D

FORM OF LOCK-UP AGREEMENT

[attached]

D-1

Annex E

ANNEX E

SIGNATURE PAGE TO REQUEST FOR CONVERSION

[attached]

E-1